SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              (Amendment No. ____)

Filed by the Registrant __X__
Filed by a Party other than the Registrant ____

Check the appropriate box:

   ____  Preliminary Proxy Statement ____  Confidential, for Use of the
                                           Commission Only
                                   (as permitted by Rule 14a-6(e)(2))
   _X__  Definitive Proxy Statement
____  Definitive Additional Materials
   ____  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GUARDSMAN PRODUCTS, INC.
                (Name of Registrant as Specified in its Charter)

          ____________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   ___  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
___  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

   _X_  Fee paid previously with preliminary materials.





___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Guardsman Products, Inc.                                          [Client logo]
Corporate Offices
P.O. Box 1521
Grand Rapids, MI 49501
616 957 2600
616 957 1236 FAX
                                                                   April 3,1995


To Our Stockholders:

          On behalf of the Board of Directors, it is my pleasure to cordially invite you to attend the Annual Meeting of Stockholders of Guardsman Products, Inc. to be held on May 11, 1995, in Grand Rapids, Michigan. Information about the meeting is presented on the following pages.

          In addition to the formal matters to be brought before the meeting, we will report on the business and progress of Guardsman Products, Inc. during 1994. The performance of your company is discussed in the 1994 Annual Report to Stockholders, which we believe you will find to be both interesting and informative.

          Your vote is very important regardless of how many shares you own. You can be sure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so. The Proxy Statement and enclosed Proxy will be initially mailed to stockholders on or about April 3, 1995.

          Thank you for your continued support of Guardsman Products, Inc. We look forward to seeing you at the Annual Meeting.


                                   Sincerely,

                                     /s/ Paul K. Gaston

                                   Paul K. Gaston
                                   Chairman of the Board

                            GUARDSMAN PRODUCTS, INC.
                         3033 Orchard Vista Drive, S.E.
                                   Suite 200
                              Post Office Box 1521
                          Grand Rapids, Michigan 49501


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

             The Annual Meeting of Stockholders of Guardsman Products, Inc., will be held in the Gillett Auditorium, Old Kent Bank Building, One Vandenberg Center, Grand Rapids, Michigan 49503, on Thursday, May 11, 1995, at 10:30 a.m. (local time), to consider and act upon:

          (1)  The election of four directors.

          (2) A proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 30,000,000 shares.

          (3)  A proposal to approve the 1995 Long-Term Incentive
               Plan.

          (4) The transaction of any other business that may properly come before the meeting.

          Stockholders of record at the close of business on March 10, 1995, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. A list of stockholders entitled to receive notice of and vote at the Annual Meeting of Stockholders will be available for examination by the Company's stockholders at the offices of the Company set forth above during ordinary business hours for the ten-day period before the meeting.

          Whether or not you expect to attend the meeting in person, please promptly sign and return the enclosed Proxy. You may revoke your proxy and vote your shares in person if you do attend the meeting.

                                   By Order of the Board of Directors


                                   Jeffrey M. Suerth
                                   Secretary
Grand Rapids, Michigan
April 3, 1995

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WE URGE ALL
STOCKHOLDERS, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                            GUARDSMAN PRODUCTS, INC.
                         3033 Orchard Vista Drive, S.E.
                                   Suite 200
                              Post Office Box 1521
                          Grand Rapids, Michigan 49501


                                PROXY STATEMENT

                         Annual Meeting of Stockholders

                                  May 11, 1995


             The Board of Directors of GUARDSMAN PRODUCTS, INC. ("Guardsman" or the "Company"), solicits the enclosed Proxy for use at the Annual
Meeting of Stockholders to be held on May 11, 1995, and at any adjournment of that meeting. The annual meeting will be held in the Gillett
Auditorium, Old Kent Bank Building, One Vandenberg Center, Grand Rapids, Michigan 49503, commencing at 10:30 a.m., local time. This Proxy
Statement and the enclosed form of Proxy will be initially mailed to stockholders on or about April 3, 1995.

          Proxies in the enclosed form that are properly signed, returned to management and not revoked will be voted at the meeting. If a stockholder specifies a choice, the shares represented by the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the four nominees for directors named in this Proxy Statement, for approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $1 par value ("Common Stock") to 30,000,000 shares, for approval of the 1995 Long-Term Incentive Plan, and in accordance with the judgment of the persons named as proxies with respect to any other matter that may come before the meeting or any adjournment. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

          Any stockholder who returns a Proxy in the enclosed form has the power to revoke it at any time before it is exercised. A revocation must be made in writing and sent to the Secretary of the Company at the address set forth above. A stockholder may also revoke a Proxy by attending the annual meeting and voting in person by ballot.


                             ELECTION OF DIRECTORS

          The Board of Directors proposes that the following four individuals be elected as directors for terms expiring at the annual meeting to be held in the year listed below and until their successors are elected and qualified:

                                       Term Expiring at
                    Nominee            Annual Meeting in
                  K. Kevin Hepp              1996
                  George R. Kempton          1998
                  James L. Sadler            1998
                  Robert W. Schult           1998

          The persons named as proxies intend to vote for the election of all of the named nominees. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any nominee should become unable or unwilling to serve, which is not contemplated, the Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, the shares represented by a Proxy will be voted for the election of the substitute nominee. If no substitute nominee is selected, the shares represented by a Proxy will be voted for the election of the remaining nominees. Proxies will not be voted for more than the number of nominees named in this Proxy Statement.

          A plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a majority is required will be reduced by the number of shares not voted.


              YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                     ELECTION OF ALL NOMINEES AS DIRECTORS


                   AMENDMENT OF CERTIFICATE OF INCORPORATION


          The Board of Directors has proposed to amend the Fourth Article of the Company's Certificate of Incorporation to increase the Company's authorized capital stock from 15,000,000 shares of Common Stock, One Dollar ($1.00) par value per share, to 30,000,000 shares of Common Stock, One Dollar ($1.00) par value per share. The purpose of the amendment is to provide additional shares for possible future issuance.

             As of March 10, 1995, 9,485,699 authorized shares of
Common Stock were issued and outstanding.




                              -7-
             The Board of Directors believes that the authorization of an additional 15,000,000 shares of Common Stock will provide increased flexibility for future growth and provide the opportunity for enhanced marketability of Guardsman's Common Stock. Additional authorized shares of Common Stock would be available for possible stock splits and dividends, equity-based acquisitions, public or private offerings of Common Stock or securities convertible into Common Stock, employee benefit plans, and other proper corporate purposes that might be proposed. Authorized but unissued shares of Common Stock, or funds raised in a public or private offering of shares, may be used for acquisitions, which have been a part of the Company's long-term growth strategy. The Company does not have any present plans to issue additional shares of Common Stock.

          All of the additional shares resulting from the increase in the Company's authorized Common Stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. The Company's authorized capital also includes, and will continue to include, 1,000,000 shares of Preferred Stock, One Dollar ($1.00) par value, none of which is currently outstanding.

          If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance, and no further stockholder authorization would be required before the issuance of the shares by the Company. Stockholders have no preemptive rights to acquire shares issued by the Company under its Certificate of Incorporation, and stockholders would not acquire any such rights with respect to the additional shares under the proposed amendment to the Company's Certificate of Incorporation. Under some circumstances, the issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing stockholders.

          The additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult. Under certain circumstances, these shares could be used to create voting impediments or frustrate persons seeking to effect a takeover or otherwise gain control of the Company. In addition, the amendment might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of shares of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, sale of assets, or similar transaction that may not be in the best interests of all of the stockholders because the issuance of new shares could be used to dilute the stock ownership of that person or entity. Although the additional shares could be used for these purposes, the Company has no present intention of issuing shares for any such purpose.

          The first paragraph of Article 4 of the Company's Certificate of Incorporation, as amended, would read as follows:

          4. The total number of shares that the corporation shall have authority to issue and have outstanding is Thirty-One Million (31,000,000) shares, of which One Million (1,000,000) shares shall be Preferred Stock, par value One Dollar ($1.00) per share, and Thirty Million (30,000,000) shares shall be Common Stock, par value One Dollar ($1.00) per share.

          The affirmative vote of holders of a majority of shares entitled to vote at the annual meeting of stockholders is required to approve the proposed amendment to the Company's Certificate of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted have the same effect as a vote against the proposal. The New York Stock Exchange has advised the Company that this proposal is deemed to be a routine matter. Therefore, shares of Common Stock held by New York Stock Exchange Member Organizations, or their nominees, may be voted without specific instructions from the beneficial owners of the shares.


      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION


                   APPROVAL OF 1995 LONG-TERM INCENTIVE PLAN

             The Board of Directors firmly believes that the Company's long-term interests are best advanced by aligning the interests of its key employees and directors with the interests of its stockholders. Therefore, to attract and retain directors, officers and other key management employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, on February 17, 1995, the Board of Directors adopted, subject to stockholder approval, the 1995 Long-Term Incentive Plan (the "Plan"). The Plan is meant to supplement other incentive plans of the Company, including the 1988 Stock Option Plan (the "1988 Plan") (240,000 shares authorized for awards,
330,000 shares after adjustments for stock dividends and splits) and the 1991 Stock Option Plan (the "1991 Plan") (360,000 shares authorized for awards) (collectively the "Current Plans"). Because the Current Plans have limited authorized shares remaining for future awards and stock options (24,100 shares under the 1988 Plan and 11,400 shares under the 1991 Plan), the Board of Directors believes that the adoption of the Plan is now advisable to make additional shares available for awards and stock options.

          It is presently contemplated that the Plan will primarily be used to grant stock options. The decision whether to grant most stock options is left to the discretion of the Company; however, the Plan provides that directors who are not employees of the Company or any of its subsidiaries or affiliates other than advisory directors ("Nonemployee Directors") will receive semi-annual automatic grants of stock options to purchase specified numbers of shares of the Company's Common Stock. The Plan also permits the grant of other forms of long-term incentive compensation if determined to be desirable to advance the purposes of the Plan. These other forms of long-term incentive compensation include tax benefit rights, stock appreciation rights, restricted stock and stock awards (together with stock options, collectively referred to as "Incentive Awards"). By combining in a single plan many of the types of incentives commonly used in long-term incentive compensation programs, it is intended that the Plan will provide significant flexibility for the Company to tailor specific long-term incentives that will best promote the objectives of the Plan, and in turn promote the interests of the Company's stockholders.

          The following is a summary of the principal features of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan set forth in the Appendix to this Proxy Statement.

          The Plan provides that a maximum of 470,000 shares of the Company's Common Stock, $1.00 par value ("Common Stock"), will be available for Incentive Awards under the Plan (subject to certain antidilution adjustments). Persons eligible to receive Incentive Awards under the Plan (with certain limitations discussed below) include directors (currently
9 persons), corporate executive officers (currently 5 persons, 4 of whom are not directors), advisory directors (currently 1 person) and other key employees (currently approximately 90 persons) of the Company and its subsidiaries in consideration of the services of these persons to the Company. Additional individuals may become directors, advisory directors, corporate executive officers or key employees in the future and could participate in the Plan. Because directors, officers and key employees of the Company and its subsidiaries may receive Incentive Awards under the Plan, they may be deemed to have an interest in the Plan. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

          The Plan will be administered by the Stock Option Committee (the "Committee") of the Board of Directors. The Committee will consist of at least two members of the Board, neither of whom are employees of the Company or its subsidiaries and neither of whom participates or is eligible to participate in any long-term incentive plan of the Company or its subsidiaries, except for nondiscretionary stock option grants based upon a specified formula. Directors who are also employees of the Company or its subsidiaries may not serve on the Committee. The Committee will make determinations, subject to the terms of the Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan. Except for automatic grants of stock options to Nonemployee Directors as provided under the Plan, the Committee may amend the terms of Incentive Awards granted under the Plan from time to time in a manner consistent with the Plan. The Committee may modify awards granted to Nonemployee Directors only to comply with securities or income tax laws.

          The principal stock option features of the Plan provide that the Company may grant to participants options to purchase shares of Common Stock at stated prices for specified periods of time. Certain stock options that could be granted to employees under the Plan may qualify as incentive stock options as defined in Section 422 of the Code. Other stock options would not be incentive stock options within the meaning of the Code. Stock options could be granted at any time before the termination of the Plan according to its terms or termination of the Plan by action of the Committee or the Board of Directors.

             The Committee would set forth the terms of individual grants of stock options in stock option agreements. The stock option agreements would contain terms, conditions and restrictions consistent with the provisions of the Plan that the Committee determined appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares. The Company would receive no consideration upon the grant of stock options other than services rendered and to be rendered by the participants. The stock option price per share would be determined by the Committee and would be a price equal to or higher than the "par value" of Common Stock on the date of grant. Options issued to Nonemployee Directors will be issued at "market value" on the date of grant, and options qualified as incentive stock options under the Code must be at prices at least equal to market value on the date of grant. "Market value" is defined as the mean of the highest and lowest sales prices of Common Stock on the New York Stock Exchange on the date of grant or, if the New York Stock Exchange is closed on the date of grant or no shares of Common Stock were traded on that date, the last preceding date on which the New York Stock Exchange was open for trading and on which shares of Common Stock were traded. On March 10, 1995, the closing price of Common Stock on the New York Stock Exchange was $11.125 per share.

          When exercising all or a portion of a stock option, a participant may pay with cash or, with the consent of the Committee, shares of Common Stock or other consideration substantially equal to cash. If shares of Common Stock are used to pay the exercise price and the Committee consents, a participant could use the value of shares received upon exercise for further exercises in a single transaction, permitting a participant to fully exercise a large stock option with a relatively small initial cash or stock payment. The Committee could also authorize payment of all or a portion of the stock option price in the form of a promissory note or installments on terms that the Committee approved. The Board of Directors could restrict or suspend the power of the Committee to permit these loans and could require that adequate security be provided. Although the term of each stock option will be determined by the Committee, no stock option will be exercisable under the Plan after ten years from the date it was granted.

             In addition to the options that can be granted at the discretion of the Committee, the Plan provides that stock options will be automatically granted to each Nonemployee Director on March 1 and September
1 of each year. Advisory directors are not eligible to receive automatic grants. The Plan provides that the directors eligible to receive automatic options will receive options to purchase 2,755 shares on September 1, 1995. For each automatic grant after September 1, 1995, the number of shares subject to the grant will equal 105 percent of the number of shares subject to the previous automatic grant under the Plan, with the result rounded up or down to the nearest 5 share increment (for example, options for 105 percent of 2,755 shares will be granted on March 1, 1996; options for 105 percent of that figure will be granted on September 1, 1996).
Nonemployee Directors are only eligible to receive these automatic grants and are not eligible to receive discretionary options or other Incentive Awards.

          Automatic grants to Nonemployee Directors under the Plan will first occur only when there are insufficient shares available for automatic grants under the Company's prior stock option plans. Currently, eight directors would be eligible to receive automatic grants of stock options under the Plan.

             Stock options granted to Nonemployee Directors will not qualify as incentive stock options. The exercise price of each option awarded to a Nonemployee Director will be 100 percent of the market value at the date of grant. A Nonemployee Director may pay the exercise price in cash or stock. The Plan provides that any new director who would be eligible to receive an automatic grant and is elected or appointed other than on a grant date would receive an option on the date of his or her election or appointment for the number of shares granted to Nonemployee Directors in the previous grant under the Plan. The option price for an option awarded to a new director under this provision would be the market value of Common Stock as of the date of his or her appointment or the date of the prior grant, whichever is higher. The term of a stock option granted to Nonemployee Directors will be 10 years except that the option will terminate if the director is terminated for cause.

          Stock options granted under the Plan generally would be exercisable for limited periods of time if a stock option holder died, became disabled or was terminated without cause. If a stock option holder retired after age 60, or after age 55 if the holder had at least five years of service with the Company, or upon any other age determined by the Committee, the option holder could exercise the option for the remainder of the term of the option unless the terms of the option agreement or grant provided otherwise. If a stock option holder was terminated for cause, the stock option holder would forfeit all rights to exercise any outstanding stock options. Any participant who is or becomes a Nonemployee Director will be able to exercise the option during the directorship unless the directorship is terminated for cause. If a director dies or becomes disabled, his or her successor or legal representative may exercise the director's options during the remainder of the term. Stock options granted




                              -12-
to participants under the Plan generally could not be transferred except by will or by the laws of descent and distribution. There is no specified limit on the number of stock options that could be granted to any individual participant under the Plan, except that no one participant may receive Incentive Awards totaling more than 25 percent of the shares available under the Plan.

          Under the Code, a participant exercising an incentive stock option will not recognize income at the time of the exercise. The difference between the market value and the exercise price will, however, be a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, the participant's basis would equal the stock option price, and the participant would pay tax on the difference between the sale proceeds and the stock option price as capital gain. The Company would receive no deduction for federal income tax purposes. If, before the expiration of either of the above holding periods, the participant sold shares acquired under an incentive stock option, the tax deferral would be lost and the participant would recognize compensation income equal to the difference between the stock option price and the fair market value at the time of exercise, but not more than the maximum amount that would not result in a loss on the disposition. The Company would then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant would result in the recognition of short- or long-term capital gain.

          Federal income tax laws provide different rules for stock options that do not qualify as incentive stock options ("Nonqualified Options"). Under current federal income tax laws, a participant will not recognize any income and the Company will not receive a deduction at the time a Nonqualified Option is granted. If a Nonqualified Option is exercised, the participant would recognize compensation income in the year of exercise equal to the difference between the stock option price and the fair market value on the date of exercise. The Company would receive a corresponding deduction for federal income tax purposes. The optionee's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

          In addition to the authority to grant stock options under the Plan, the Committee may also grant tax benefit rights, which would be subject to such terms and conditions as the Committee determined appropriate. A tax benefit right is a cash payment received by a participant upon exercise of a stock option. The amount of the payment would not exceed the amount determined by multiplying the ordinary income realized by the participant (and deductible by the Company) upon exercise of stock options that are not incentive stock options, or upon a disqualifying disposition of an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or



                              -13-
assessment) for corporations plus the applicable state and local tax imposed on the exercise of the stock option or disqualifying disposition. Unless the Committee provided otherwise, the net amount of a tax benefit right, subject to withholding, could be used to pay a portion of the stock option price. Tax benefit rights could be issued under the Plan with respect to stock options granted not only under the Plan but also with respect to existing or future stock options awarded under any other plan of the Company that has been approved by the stockholders as of the date of the Plan. Although authorized, tax benefit rights have not previously been granted by the Company under any stock option or other plan.

             The Plan permits the Committee to grant stock appreciation rights. A stock appreciation right is an award that allows the participant to receive the appreciation value of the Company's Common Stock without actually owning shares in the Company. The appreciation value would be equal to the excess of the market value of the shares at the time of exercise less the option price of those shares. The participant would receive payment in cash, shares of Common Stock or some combination of the two. For payments made in shares of Common Stock, the shares would be valued as of the date of surrender of the stock appreciation right. The
Plan provides that stock appreciation rights must be related to a particular option. A stock appreciation right could be granted at the same time or after the option to which the right is related. The stock appreciation right, therefore, could provide the participant with the capital necessary to exercise a stock option. The Company has not previously granted stock appreciation rights to any person.

          The Plan also gives the Committee authority to make stock awards. A stock award is an award of the Company's Common Stock that is subject to terms and conditions determined by the Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to shares of Common Stock received upon becoming the holder of record of the Common Stock. However, the Committee could impose restrictions on the assignment or transfer of Common Stock awarded under a stock award. The Company has not previously granted stock awards to any person.

          Finally, the Plan allows the Committee to award restricted stock, subject to such terms and conditions, consistent with the provisions of the Plan, that the Committee from time to time determined. As with stock option grants, the Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements. Unlike stock options, however, no more than one-half of the 470,000 shares available for Incentive Awards under the Plan could be awarded as restricted stock. Unless the Committee provided otherwise in a restricted stock agreement, if a participant's employment is terminated during the restricted period set by the Committee for any reason other than death, disability, retirement (as defined in the Plan), or termination for cause, the participant's restricted stock would be entirely forfeited. If the participant's employment terminated during the restricted period by reason of death, disability or retirement, the restrictions on the participant's shares


                              -14-
would terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of restricted stock awarded to the participant multiplied by the percentage of the total restricted period that had elapsed since the date of grant. All remaining shares would be forfeited and returned to the Company, unless the Committee provided otherwise. If the participant's employment is terminated for cause, the participant would forfeit all stock then subject to restrictions.

          Without Committee authorization, a recipient of restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of the stock other than to the Company or by will or the laws of descent or distribution. In addition, the Committee could impose other restrictions on shares of restricted stock. However, holders of restricted stock would enjoy all other rights of a stockholder with respect to restricted stock, including the right to vote restricted shares at stockholders' meetings and the right to receive all dividends paid with respect to shares of Common Stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares would be subject to the same terms, conditions and restrictions that were applicable to the restricted stock for which the shares were received.

          Generally, a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income on the value of restricted stock at the time the restricted stock vested (when the restrictions lapse). At the time the participant recognized this compensation income, the Company would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock was forfeited by a participant, the participant would not recognize income, and the Company would not receive a deduction. Prior to the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the participant, and the Company would receive a corresponding deduction.

             A participant could, within thirty days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurred. If the participant made such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election was made would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock was forfeited after the participant had made an election as described above, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant would realize capital gain (or loss) in the amount or the difference between the sale price and the value of the stock previously




                              -15-

reported by the participant as compensation income. The Company has not previously granted restricted stock awards to any person.

          The benefits payable under the Plan are presently not determinable. Similarly, the benefits that would have been payable had the Plan been in effect during the most recent fiscal year are not determinable except for the stock options that would automatically be granted to Nonemployee Directors. If the Plan had been in effect during the last fiscal year, and assuming that there were no shares available for automatic grants to Nonemployee Directors under the Company's prior stock option plans, the benefits under the Plan would have been as follows:


                               NEW PLAN BENEFITS

                         1995 LONG-TERM INCENTIVE PLAN

                          Dollar Value at         Number of Securities
 Group                    March 10, 1995 <F1>      Underlying Options
Nonemployee Director
  Group (9 persons)           $3,257                   45,340<F2>

<F1> The dollar value of a stock option is determined by calculating the spread between the exercise price of the option and the current value of the Company's Common Stock. In the table, the dollar value is calculated for the directors serving on the dates of grant (March 1, 1994 and September 1, 1994) as the difference between the market value of Common Stock on the date of grant and the market value as of March 10, 1995, if higher. The dollar value in the table for the directors appointed or elected after one of those grant dates is the difference between the market value on the date of his or her election or appointment or the date of the previous grant, whichever is higher, and the market value as of March 10, 1995, if higher.

<F2> Includes the following: (1) stock options to purchase 2,755 shares of Common Stock granted on March 1, 1994 to seven Nonemployee Directors serving on that date; (2) stock options to purchase 2,895 shares (105 percent of 2,755 rounded to the nearest 5-share increment) granted on September 1, 1994 to seven Nonemployee Directors serving on that date; and (3) stock options to purchase 2,895 shares for two Nonemployee Directors whose service as directors began after September 1, 1994.

          Upon the occurrence of a "change in control" of the Company (as defined in the Plan), all outstanding stock options would become immediately exercisable in full and would remain exercisable in accordance


                              -16-
with their terms, and all other outstanding Incentive Awards under the Plan would immediately become fully vested and nonforfeitable. In addition, the Committee, without the consent of any affected participant, could determine that some or all participants holding outstanding stock options would receive cash in an amount equal to the greater of the excess over the exercise price per share of each stock option of: (a) the maximum price of the shares on the New York Stock Exchange immediately before the effective date of the change in control; or (b) the price per share actually paid in connection with any change in control of the Company.

          If Incentive Awards are made under the Plan, the Company could withhold from any cash otherwise payable to a participant or require a participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding taxes. Tax withholding obligations could be satisfied by withholding Common Stock to be received upon exercise of an option or the vesting of restricted stock or by delivery to the Company of previously owned shares of Common Stock.

          The Board of Directors could terminate the Plan at any time and could from time to time amend the Plan as it considered proper and in the best interests of the Company, provided that without stockholder approval no amendment could materially increase either the benefits to participants under the Plan or the number of shares that could be issued under the Plan, modify the formula used to grant options to Nonemployee Directors more than once in any six month period, materially modify eligibility requirements, or impair any outstanding Incentive Award without the consent of the participant except according to the terms of the Plan or Incentive Award. No termination, amendment or modification could become effective with respect to any Incentive Award outstanding under the Plan without the prior written consent of the participant holding the award unless the amendment or modification operated to the benefit of the participant. Subject to stockholder approval, the Plan would take effect upon approval by the stockholders, and, unless previously terminated by the Board of Directors, the Plan would terminate on May 10, 2005. No award could be made under the Plan after that date.

          The Company intends to register shares covered by the Plan under the Securities Act of 1933 before any Incentive Award could be exercised.

             A simple vote of the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the adoption of the Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The New York Stock Exchange has advised the Company that this proposal is deemed to be a routine matter. Therefore, shares of Common Stock held by New York Stock Exchange Member Organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares.


                              -17-
              YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                 APPROVAL OF THE 1995 LONG-TERM INCENTIVE PLAN


                    VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


             The Board of Directors has established March 10, 1995, as the record date for determination of the stockholders entitled to notice of and to vote at the annual meeting of stockholders. On March 10, 1995, there were outstanding 9,485,699 shares of Common Stock of the Company, each having one vote per share. Shares cannot be voted unless the stockholder is present at the meeting or represented by proxy.

             As of March 1, 1995, the following persons were known to the Company to be beneficial owners of more than 5 percent of the Company's Common Stock:

                                 Amount and Nature
                                   of Beneficial            Percent
       Name and Address of         Ownership of               of
        Beneficial Owner           Common Stock              Class
      Irwin Wayne Uran           3,003,400 shares <F1>       31.67%
       101 Saratoga Avenue
       Santa Clara, CA 95151

      James L. Sadler              750,000 shares <F2>        7.91%
       7310 37th Avenue
       Moline, IL 61265

      John H. Sadler               760,000 shares <F2>        8.01%
       5402 24th Avenue
       Moline, IL 61265
________________________

<F1> The Company has been informed that Mr. Uran possesses directly the power to vote and dispose of, as record owner, all of these shares.

<F2> The Company acquired Moline Paint Manufacturing Co. effective August
     31, 1994, under an Agreement and Plan of Merger ("Agreement"). The Agreement provided that Messrs. James L. and John H. Sadler, as selling shareholders, would each receive, among other consideration, 750,000 shares of Common Stock of the Company. These shares are subject to an eight-year Stockholder Agreement dated August 31, 1994, which provides that at any time after the expiration of one year after the date of the Stockholder Agreement, the Sadlers may request



                              -18-

     registration of these shares for the purpose of making an underwritten public offering. The Company is obligated to pay certain registration expenses associated with these shares as set forth in the Stockholder Agreement.

     The Company and the Sadlers have agreed that these shares will be sold in a manner intended to effect a broad public distribution.
     Accordingly, the Sadlers have agreed to certain restrictions on the sale of these shares without obtaining the prior written consent of the Company.

     Commencing on September 1, 1995, and continuing throughout the term of the Stockholder Agreement, the Sadlers have each agreed to vote their shares in the same manner and in the same proportions as voted by all other voting stockholders of the Company on all matters submitted to the stockholders for approval or for a vote in accordance with the Company's Certificate of Incorporation and Bylaws. The Sadlers have each delivered to the Company an irrevocable proxy authorizing the Company to vote these shares in accordance with the terms of the Stockholder Agreement.

     Subsequent to the date of the Agreement, John H. Sadler acquired an additional 10,000 shares of Common Stock of the Company. These additional shares are not subject to the Stockholder Agreement.

             The following table shows the beneficial ownership of shares of the Company's Common Stock as of March 1, 1995, by each of the Company's directors, nominees for election as director, named executive officers (as defined in the Summary Compensation Table) and by all directors and executive officers of the Company as a group:

                         Amount and Nature of Beneficial Ownership
                                     of Common Stock
                                                                     Percent
        Name of                Shares        Stock                     of
   Beneficial Owner           Owned <F1>  Options <F2>    Total       Class
Paul K. Gaston                 24,062<F3>   24,315        48,377        *
Charles E. Bennett             32,941       23,450        56,391        *
John Russell Fowler            31,732       21,815        53,547        *
K. Kevin Hepp                  25,251       21,815        47,066        *
George R. Kempton               3,750       18,065        21,815        *
Winthrop C. Neilson             8,866<F4>   21,815        30,681        *
James L. Sadler               750,000<F5>       --       750,000      7.75%
Robert W. Schult                  --            --            --        *
Robert D. Tuttle               10,488       16,827        27,315        *
Edward D. Corlett               3,315       19,798        23,113        *
Everette L. Martin              3,614       15,270        18,884        *


                              -19-

Keith C. Vander Hyde, Jr.       4,219       15,986        20,205        *
All Directors and Executive
  Officers as a Group         898,238      199,156     1,097,394     11.33%
___________________

*    Less than 1 percent.

<F1> Except as otherwise disclosed, shares owned represent shares for which the beneficial owner has sole voting and investment power.

<F2> Shares in this column may be acquired by the exercise of options exercisable within 60 days of March 1, 1995.

<F3> Includes 100 shares held by Mr. Gaston's wife as custodian for a grandchild. Mr. Gaston disclaims beneficial ownership of these shares.

<F4> Includes 368 shares owned by Mr. Neilson's wife. Mr. Neilson disclaims beneficial ownership of these shares.

<F5> Mr. Sadler has given the Company an irrevocable proxy, effective
     September 1, 1995, to vote these shares in the same proportions as voted by all other voting stockholders of the Company on all matters submitted to the stockholders for approval or for a vote in accordance with the Company's Certificate of Incorporation and Bylaws. Mr. Sadler has also agreed to certain restrictions on these shares that may limit his dispositive power.

                     DIRECTORS AND EXECUTIVE OFFICERS

          Three directors are to be elected at the annual meeting for a term of three years and until their successors are elected and qualified. Five other directors are serving terms which will expire in 1996 and 1997. Mr. Keith C. Vander Hyde, Chairman Emeritus of the Board and retired Chairman of the Board and Chief Executive Officer of the Company, served as a director from 1968 until his death on October 5, 1994. One director,
K. Kevin Hepp, is to be elected at the annual meeting to serve the remainder of Mr. Vander Hyde's term expiring in 1996.

          The Company's executive officers are appointed annually by and serve at the pleasure of the Board of Directors.

          The following table shows certain information with respect to each director, nominee for election as a director, and executive officer of the Company:







                              -20-

Nominees for                   Principal                    Service as a
Election                       Occupation <F1>              Director <F2>
to the Board
(Term Expiring in
1996)

K. Kevin Hepp <F3>         Retired; Senior Vice               Since 1979
     Age 78                President, Owens-
                           Illinois, Inc.,
                           manufacturer of packaging
                           products (1980 to 1982);
                           Vice President, Owens-
                           Illinois, Inc. (1964 to
                           1980).
Nominees for
Election                       Principal                    Service as a
to the Board                   Occupation <F1>              Director <F2>
(Terms Expiring in
1998)

George R. Kempton          Chairman of the Board and          Since 1988; also
     Age 61                Chief Executive Officer,           a director of
                           Kysor Industrial                   Kysor Industrial
                           Corporation, a                     Corporation,
                           multinational                      Simpson
                           manufacturer of                    Industries, Inc.
                           transportation and                 and JLG
                           commercial refrigeration           Industries, Inc.
                           products (since 1987);
                           President and Chief
                           Executive Officer, Kysor
                           Industrial Corporation
                           (1984 to 1987); President
                           and Chief Operating
                           Officer, Kysor Industrial
                           Corporation (1978 to
                           1984).

James L. Sadler <F4>       Retired; President and             Since 1994.
     Age 51                Chief Operating Officer,
                           Moline Paint
                           Manufacturing Co.,
                           manufacturer of
                           industrial coatings (1987
                           to 1994).

Robert W. Schult <F5>      President, Nestle Food             Since 1994.
     Age 45                Company, the largest of
                           Nestle USA Inc.'s

                              -21-
                           operating companies, a
                           manufacturer and marketer
                           of food products (since
                           1991); Senior Vice
                           President, Nestle Food
                           Company (1989 to 1991).

Incumbent Directors             Principal                   Service as a
(Terms Expiring in            Occupation <F1>               Director <F2>
1997)

Paul K. Gaston             Chairman of the Board of          Since 1986; also a
     Age 61                the Company (since 1994);         director of Kysor
                           Partner, Warner                   Industrial
                           Norcross & Judd LLP,              Corporation.
                           Attorneys (Partner from
                           1965 to 1993, Managing
                           Partner from 1988 to
                           1992).

Winthrop C. Neilson        Managing Director,                 Since 1969.
     Age 61                Neilson/Hetrick
                           Consulting Group
                           (previously known as
                           Cameron, Towey, Neilson
                           before 1991), an
                           international investor
                           relations firm (since
                           1989); President, Krone
                           Group, Inc. (1987 to
                           1989); Managing Director,
                           Krone Communications,
                           investor relations
                           consulting, graphic
                           services, advertising and
                           marketing communications
                           consulting (1986 to
                           1987).

Robert D. Tuttle           Retired; Chairman of the           Since 1987; also a
     Age 69                Board, SPX Corporation,            director of Walbro
                           manufacturer and                   Corporation, CMS
                           distributor of automotive          Energy Corporation
                           components, diagnostic             and Woodhead
                           equipment, specialty               Industries, Inc.
                           tools and industrial
                           hardware to worldwide
                           markets (1991);
                           President, Chairman of




                              -22-
                           the Board and Chief
                           Executive Officer, SPX
                           Corporation (1980 to
                           1990).

Incumbent Directors            Principal                    Service as a
(Terms Expiring in           Occupation <F1>                Director <F2>
1996)

Charles E. Bennett         President and Chief                Since 1989.
     Age 48                Executive Officer of the
                           Company (since 1993);
                           President and Chief
                           Operating Officer of the
                           Company (1990 to 1992);
                           Vice President--Finance,
                           Secretary and Treasurer
                           of the Company (1988 to
                           1989); Vice President--
                           Coatings Group of the
                           Company (1985 to 1988).

John Russell Fowler        Retired; Chairman of the           Since 1983; also a
     Age 77                Board, Jacobson Stores,            director of
                           Inc., apparel retailers            Tecumseh Products
                           (1993); Chairman of the            Company.
                           Board and Chief Executive
                           Officer, Jacobson Stores,
                           Inc. (1982 to 1992);
                           President, Jacobson
                           Stores, Inc. (1966 to
                           1982).

Executive Officers             Principal
Who Are Not                  Occupation <F1>
Directors

Edward D. Corlett          Corporate Vice President
     Age 41                and General Manager,
                           the Company (since 1994);
                           Corporate Vice President
                           and Chief Financial
                           Officer of the Company
                           (1991 to 1994); Vice
                           President, Secretary and
                           Treasurer of the Company
                           (1990 to 1994); Director
                           of Finance of the Company
                           (1988 to 1989).




                              -23-
Henry H. Graham,Jr.        Corporate Vice President
     Age 44                of Finance, Chief
                           Financial Officer and
                           Treasurer of the Company
                           (since January 1995);
                           President, Graham
                           Enterprises, Inc., a
                           business and financial
                           consulting firm (1989 to
                           1995); Executive Vice
                           President and Chief
                           Financial Officer, Adams
                           Drug Co. (1986 to 1987);
                           Senior Vice President and
                           Chief Financial Officer,
                           Revlon Group, Inc. (1985
                           to 1986); Senior Vice
                           President, Treasurer, and
                           Controller, Pantry Pride,
                           Inc. (1982 to 1985).

Everette L. Martin         Corporate Vice President
     Age 59                and General Manager, Wood
                           Coatings Group of the
                           Company (since 1994);
                           Corporate Vice President,
                           Coatings Group of the
                           Company (1992 to 1994);
                           Vice President/General
                           Sales Manager, Wood
                           Coatings of the Company
                           (1991 to 1992); Coatings
                           Group Director of Sales,
                           Eastern Region of the
                           Company (1990 to 1991);
                           General Manager--High
                           Point, North Carolina
                           Division of the Company
                           (1982 to 1990).

Keith C. Vander Hyde,      Corporate Vice President,
Jr.                        Consumer Products Group
     Age 37                of the Company (since
                           1992); Vice President,
                           Consumer Products Group
                           of the Company (1989 to
                           1992); Vice President,
                           International Operations
                           of the Company (1989).




                              -24-
______________________

<F1> Except as noted, each person listed has been engaged in the same principal occupation for over five years.

<F2> Except as noted, no director is a director of any other company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

<F3> Mr. Hepp, who has served on the Board since 1979 and whose elected term is to expire in 1995, was appointed by the Board of Directors to fill the unexpired term of Mr. Vander Hyde. The appointment of Mr. Hepp was made with the understanding that he would be included on the slate of nominees for the election to the Board of Directors, as included in this Proxy Statement, for a one-year term expiring in 1996.

<F4> Pursuant to an Agreement and Plan of Merger by which the Company acquired Moline Paint Manufacturing Co. effective August 31,
     1994, the Board of Directors of the Company appointed James L. Sadler, one of the selling shareholders, as a director of the Company at a meeting in November of 1994 to a term expiring at the Annual Meeting of Stockholders in 1995, with the understanding that Mr. Sadler would be included on the slate of nominees for election to the Board of Directors, as included in this Proxy Statement, for a three-year term expiring in 1998.

<F5> At its meeting in November of 1994, the Board of Directors of the
     Company appointed Robert W. Schult as a director of the Company to a term expiring at the Annual Meeting of Stockholders in 1995, with the understanding that Mr. Schult would be included on the slate of nominees for election to the Board of Directors, as included in this Proxy Statement, for a three-year term expiring in 1998.


                           ORGANIZATION OF THE BOARD

          The Board of Directors has six standing committees: the Audit Committee; the Organization/Compensation Committee; the Finance Committee; the Nominating Committee; the Environmental Affairs Committee; and the Stock Option Committee. The following information describes each committee of the Board of Directors as it was constituted as of December 31, 1994.

          The Audit Committee consisted of Robert D. Tuttle, Chairman, John Russell Fowler, Paul K. Gaston, George R. Kempton and Winthrop C. Neilson. The Audit Committee met twice last year. Each year the Audit Committee reviews the upcoming audit plan submitted by the independent auditors with respect to the scope of procedures that will be performed and the fee that



                              -25-
will be charged. The Audit Committee also reviews the results of the independent audit each year, including any associated recommendations on internal controls. In addition, the Committee meets regularly with the Company's internal auditor.

          The Organization/Compensation Committee consisted of Winthrop C. Neilson, Chairman, John Russell Fowler, Paul K. Gaston and K. Kevin Hepp. The Organization/ Compensation Committee met five times last year. The Organization/Compensation Committee establishes the salary levels of the Company's officers, reviews the compensation of certain middle management employees and reviews the Company's organizational structure including its personnel policies and programs.

          The Finance Committee consisted of K. Kevin Hepp, Chairman, Charles E. Bennett, John Russell Fowler, Paul K. Gaston, George R. Kempton and Robert D. Tuttle. The Finance Committee met once in 1994. The Finance Committee reviews the capital structure and financing needs of the Company, examines potential acquisitions and submits recommendations to the Board of Directors. The Committee also reviews the Company's employee benefit plans and insurance programs.

          The Nominating Committee consisted of Charles E. Bennett, Paul K. Gaston and George R. Kempton. The Nominating Committee met twice last year. The Nominating Committee considers and evaluates the qualifications of potential candidates for the Board of Directors and recommends appropriate candidates to the full Board of Directors.

          The Environmental Affairs Committee consisted of George R. Kempton, Chairman, Charles E. Bennett and Paul K. Gaston. Robert H. Ripley, the Company's Vice President, Corporate Environmental and Technical Affairs, served as an ex-officio member of this committee. The
Environmental Affairs Committee met twice in 1994. The Environmental Affairs Committee monitors and reports to the Board of Directors on the Company's compliance with environmental legislation and regulations.

          The Stock Option Committee consisted of John Russell Fowler,
K. Kevin Hepp and Winthrop C. Neilson. The Stock Option Committee met once in 1994. The Stock Option Committee is responsible for the administration of the Company's various stock option plans and awards stock options to officers and other management employees under the Company's various stock option plans.

          The Board of Directors met five times during 1994. During 1994, each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors held while he was a director and the total number of meetings of all committees of the Board of Directors on which he served during the period of his service.






                              -26-
                           COMPENSATION OF DIRECTORS

             General Compensation. During 1994, each director was paid $4,000 per quarter plus an additional $1,000 for each Board meeting and $500 for each committee meeting attended. Chairmen received 150% of the regular meeting fee for each meeting chaired by them. Salaried officers who serve as directors do not receive these fees.

          Under the Company's Retirement Plan for Directors, in which all directors are eligible to participate, annual retirement benefits equal to the annual directors' fees are payable to former directors who have ten or more years of service as a member of the Board of Directors. Board members with five to nine years of service are entitled to those fees multiplied by their number of years on the Board, divided by ten. If a participating director dies, the director's spouse or designated beneficiary is entitled to any unpaid benefits under the plan. If an employee director leaves his position with the Company before retirement, all benefits due under the Retirement Plan for Directors are immediately forfeited.

          In February of 1994, each Nonemployee Director was granted options to purchase 4,337 shares of Common Stock under the Company's 1991 Stock Option Plan. These options, which were granted at an exercise price of $15.375 per share, the fair market value of Common Stock on the date of grant, were canceled on September 1, 1994, at which time each Nonemployee Director was granted new options to purchase 2,500 shares of Common Stock. These new options, which were granted at an exercise price of $11.00 per share, the fair market value of Common Stock on the date of grant, vested six months following the date of grant and expire in September of 2004. The options may be exercised by each director, or by his designated beneficiary if he should die, throughout the original terms of the options.

             Compensation of the Chairman of the Board. As an outside director, Mr. Gaston receives director fees as described above. In addition to his regular director duties, Mr. Gaston devotes substantial time and energies to the affairs of the Company in his role as Chairman of the Board and has a Consulting Agreement with the Company. The recommendations of The Wyatt Company, a nationally recognized compensation consulting firm, were utilized by the Company in structuring its relationship with Mr. Gaston. Pursuant to this Consulting Agreement, Mr. Gaston received $90,000 in 1994, and deferred receipt of an additional $80,000 for services rendered in 1994. The Consulting Agreement, which has a stated term of three years and is intended to be extended for an additional two years, may be terminated by either the Company or Mr. Gaston upon 60 days' written notice. In 1994, Mr. Gaston was also reimbursed $2,260 for the cost of leasing an automobile for two months.

          In order to provide Mr. Gaston with a long-term incentive to serve the Company as Chairman consistent with stockholder interests, on November 11, 1994, he was granted an option to purchase 50,000 shares of Common Stock. The option to purchase these shares, which was granted at an



                              -27-
exercise price of $10.875 per share (the fair market value of Common Stock on the date of grant), vest at a rate of 10,000 shares per year beginning on December 31, 1994, as long as Mr. Gaston continues his position as Chairman of the Board.

          Other Compensation of Directors. In connection with the Company's acquisition of Moline Paint Manufacturing Co. through a merger effective August 31, 1994, James L. Sadler entered into a twelve-year Noncompetition Agreement with the Company. Under the Noncompetition Agreement, Mr. Sadler will receive $374,350 per year for the first four years after August 31, 1994, of which Mr. Sadler received $124,784 during 1994, and $292,750 per year during the final eight years. Also in 1994, K. Kevin Hepp received $35,000 for consulting services rendered to the Company.


                             EXECUTIVE COMPENSATION

          Summary of Compensation. The compensation on an accrual basis during 1994, 1993 and 1992 for the Chief Executive Officer of the Company and for all other executive officers who earned over $100,000 in salary and bonus in 1994 (the "named executive officers") is set forth together with certain other information in the following table:

                           SUMMARY COMPENSATION TABLE
                                                    Long-Term
                                                    Compensation
                           Annual Compensation         Awards
                                            Other    Securities
                                            Annual   Underlying
     Name and                               Compen-    Stock      All Other
Principal Position  Year  Salary   Bonus  sation<F1> Options(#) Compensation<F2>
Charles E. Bennett   1994  $220,004 $68,000            7,150      $   400
President and Chief  1993   180,250  42,120           11,590          400
Executive Officer    1992   125,000  23,660           10,000          300

Edward D. Corlett    1994   124,667  43,367            3,445          400
Vice President,
  Metal              1993   101,917  35,560            6,375          400
Coatings Group       1992    90,000  21,483            6,040          300

Everette L. Martin   1994   150,014  54,779            3,515       22,868<F3>
Vice President,
Wood Coatings        1993   117,500  32,848            6,505          400
  Group              1992    93,667   3,892  $15,579   1,500          300





                              -28-
Keith C. Vander
  Hyde, Jr.          1994   125,000  27,246            3,265          400
Vice President,      1993    96,917  33,847            6,110          400
Consumer Products
  Group              1992    80,000  22,800            4,000          300

_______________________

<F1> Other Annual Compensation for the named executive officers did not exceed 10 percent of salary and bonus for 1994, 1993 and 1992, with the exception of Mr. Martin, whose Other Annual Compensation in 1992 included $12,500 for country club initiation fees.

<F2> All Other Compensation includes the Company's matching contributions under the Guardsman Products, Inc. Security Builder 401(k) Plan.

<F3> During 1994, Mr. Martin relocated to the Company's High Point, NC facility in his new role as Vice President for the Wood Coatings Group. In conjunction with this move, Mr. Martin received $12,944 for real estate fees and closing costs on his Grand Rapids residence ("Residence"), $3,624 representing the gross-up for federal income taxes on taxable moving expenses, $3,500 representing the difference between the actual proceeds received and the appraised value of his Residence and $2,400 for miscellaneous home repair and redecorating expenditures. In addition, the Company made an interest-free loan to Mr. Martin for $170,000, which was outstanding for approximately one month and was secured by a mortgage on his Residence.

             Executive Employment Agreements. Messrs. Bennett, Corlett, Martin and Vander Hyde each have an Employment Agreement with the Company. These agreements automatically renew annually in May of each year, unless the Board of Directors gives notice at least 60 days before the anniversary date of each agreement that the agreement will not be renewed. The annual salary for each executive is determined each year by the Compensation/Organization Committee of the Board of Directors and the minimum amounts in effect in 1994 for Messrs. Bennett, Corlett, Martin and Vander Hyde were $220,000, $127,000, $150,000 and $125,000, respectively.
If any of these officers is terminated without cause within three years after a change in control of the Company, the officer will receive his annual compensation on a monthly basis and fringe benefits for the period remaining between the date of termination and three years after the date of the change in control of the Company.


                         COMPENSATION PURSUANT TO PLANS

          Stock Options Granted During 1994. The following table sets forth certain information concerning stock options granted during 1994 to the named executive officers:



                              -29-

                       OPTION GRANTS IN LAST FISCAL YEAR
                    Individual Grants                            Potential
                              Percent                        Realizable Value at
                              of Total                          Assumed Annual
                   Number of  Options                          Rates of Stock
                   Securities Granted to                            Price
                   Underlying Employees  Exercise   Expira-      Appreciation
                    Options   in Fiscal   Price      tion      for Option Term
      Name         Granted(1)   Year     Per Share   Date   0%    5%      10%
Charles E. Bennett  7,150     10.5%      $11.00   9/1/2004  $0  $49,463 $125,348
Edward D. Corlett   3,445      5.1%       11.00   9/1/2004   0   23,832   60,395
Everette L. Martin  3,515      5.2%       11.00   9/1/2004   0   24,316   61,622
Keith C. Vander
  Hyde, Jr          3,265      4.8%       11.00   9/1/2004   0   22,587   57,239

______________________

(1) The above options, which were granted on September 1, 1994, at the fair market value of Common Stock on the date of grant, vested six months following the date of grant. The options may be exercised within three months of the executive leaving his position or within the original term of the option, by the executive or his beneficiary, in the event of disability or death. The named executive officers were also granted stock options on February 10, 1994, which were canceled on September 1, 1994.

             The Company's stock option plans provide that an employee may borrow from the Company up to 100 percent of the option price to exercise a stock option or hold stock acquired through the Company's stock option plans. Currently outstanding loans bear interest at the prime rate per annum with interest payable quarterly. Upon exercise of an option through the use of an installment loan, all outstanding loan balances are consolidated and the resultant principal is payable monthly over a 60-month period based on the date on which the most recent option to which the loan relates is exercised. All loans are secured by a pledge of the shares of Common Stock obtained upon exercise of the applicable option. The outstanding loan balance as of March 1, 1995 and the maximum amount outstanding since January 1, 1994 for Mr. Bennett were $72,164 and $88,702, respectively. Outstanding loan balances since January 1, 1994 for Messrs. Corlett and Vander Hyde were less than $5,500 and $1,500, respectively.
Mr. Martin has no outstanding loan balance.

          Stock Options Exercised and Year-End Option Values. The following table sets forth certain information concerning the aggregated option exercises during 1994 and the number of outstanding options held as of December 31, 1994, by each of the named executive officers:



                              -30-

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
                                              Number of
                                              Securities           Value of
                                               Underlying         Unexercised
                                               Unexercised        In-The-Money
                                            Options at Fiscal  Options at Fiscal
                       Number of                Year-End            Year-End
                   Shares Acquired  Value      Exercisable/       Exercisable/
        Name         on Exercise    Realized   Unexercisable      Unexercisable
Charles E. Bennett     3,950        $17,281    16,300/7,150     $     0/$10,725
Edward D. Corlett      2,268         10,490    18,353/1,445      12,007/  2,168
Everette L. Martin         0              0    11,755/3,515      14,911/  5,273
Keith C. Vander
  Hyde, Jr.            4,219         19,513    12,721/ 3,265      9,572/  4,898

          Performance Award Plan. The following table shows performance award allotments granted in 1994, payable in 1997, for each of the named executive officers under the Company's Performance Award Plan:

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                      Number of     Performance or      Estimated Future
                   Shares, Units,   Other Period          Payouts Under
                      or Other     Until Maturation  Non-Stock-Price-Based Plans
      Name           Rights (1)       or Payout          Target     Maximum
Charles E. Bennett       70%           3 Years          $129,000    $154,800
Edward D. Corlett        35%           3 Years            40,000      48,000
Everette L. Martin       35%           3 Years            42,000      50,400
Keith C. Vander
  Hyde, Jr               35%           3 Years            35,000      42,000

__________________________

(1) Under the Performance Award Plan, key employees may earn incentive compensation based upon achievement of specified levels of average Company income before income taxes over a three-year performance period. The numbers reported in this column represent the percentage of each officer's base salary for the 1993 fiscal year that may be earned as bonus compensation under the plan if the specified levels of average Company income before income taxes are achieved. The target level of average Company income before income taxes (the "Base") was determined by the Organization/Compensation Committee. If higher or lower levels of average Company income before income taxes are



                              -31-
     achieved during the three-year performance period, the percentage of 1993 fiscal year base salary to be received by each officer as bonus compensation will be correspondingly higher or lower. Bonuses are conditioned upon achieving a minimum, or "threshold," percentage of the Base. No bonuses are payable until the threshold of 80% of the Base is exceeded. Bonuses are also capped and may not exceed 120 percent of the percentage of 1993 fiscal year base salary reported in this column. The Base was established at the beginning of 1994 for the period ending on the last day of the Company's 1996 fiscal year.

          No performance award bonuses were earned under the Performance Award Plan for the three-year period ended December 31, 1994.

     (d) Retirement Plans. The Company maintains the Guardsman Products, Inc. Non-Bargaining Employees' Retirement Income Plan. The amount of compensation used in determining benefits under a defined benefit plan has been limited by the Code since 1989. The amount of the limit for 1995 is $150,000. The Code also limits the maximum annual pension from a defined benefit plan to $118,800.

          During 1994, the Company implemented a Pension Restoration Plan to provide participants of the Supplemental Executive Retirement Plan, discussed below, with pension benefits on compensation in excess of the $150,000 limit set by the Code. Benefits under the Pension Restoration Plan are calculated by first determining the amount of a participant's benefit payable under the Non-Bargaining Employees' Retirement Income Plan, without reduction for any compensation limit under the Code, and then subtracting the amount of the participant's actual benefit payable under the Non-Bargaining Employees' Retirement Plan.

          The following pension plan table shows the estimated annual benefits payable upon retirement under the Non-Bargaining Employees' Retirement Income Plan and, if applicable, the Pension Restoration Plan:

                               PENSION PLAN TABLE
            Average                   Years of Credited Service
          Remuneration        15          20           25      30 and over
          $100,000         $20,312     $27,083      $33,853      $40,624
           150,000          31,562      42,083       52,603       63,124
           200,000          42,812      57,083       71,353       85,624
           250,000          54,062      72,083       90,103      108,824
           300,000          65,312      87,083      108,853      130,624
           350,000          76,562     102,083      127,603      153,124
           400,000          87,812     117,083      146,353      175,624
           450,000          99,062     132,083      165,103      198,124
           500,000         110,312     147,083      183,853      220,624


                              -32-

         All of the above annual benefits are subject to reductions for early retirement but are not subject to deduction for Social Security benefits.

          The plans provide annual retirement benefits equal to .9 percent of a participant's average annual compensation plus .6 percent of the participant's average annual compensation in excess of covered compensation (average of maximum social security base), multiplied by the participant's years of credited service (not to exceed 30 years). Average annual compensation for a participant is the average of the participant's compensation, including salary, annual bonus and amounts earned under the Performance Award Plan, for the highest five consecutive years before retirement. These components of average annual compensation for purposes of the plan would include amounts consistent with those set for under the captions "Salary" and "Bonus" in the Summary Compensation Table included in this Proxy Statement, plus any amounts that may be paid under the Company's Performance Award Plan for the given year (there were no amounts paid under the Performance Award Plan in 1994). If there were amounts paid under the Performance Award Plan, average annual compensation for purposes of the plan could differ significantly from the amounts set forth in the Summary Compensation Table in this Proxy Statement. The plans also provide for death, disability and termination benefits. Since payments to the plans are computed on an actuarial basis, there are no allocations to individual participants. Substantially all full-time employees of the Company in the United States are participants in the Non-Bargaining Employees' Retirement Income Plan or similar plans.

          The years of credited service for the named executive officers are fourteen years for Mr. Bennett, six years for Mr. Corlett, thirty years for Mr. Martin and eleven years for Mr. Vander Hyde.

          The Company also has a Supplemental Executive Retirement Plan (the "SERP") to provide various key management employees with deferred compensation commencing upon retirement from the Company at normal or early retirement age. The SERP also provides benefits in the event of death or disability. The following table shows the estimated annual benefits payable upon retirement under the SERP:

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE
                  Average          Years of Credited Service
               Remuneration           10         15 and over
               $100,000            $12,500         $ 20,000
                150,000             18,750           30,000
                200,000             25,000           40,000
                250,000             31,250           50,000
                300,000             37,500           60,000
                350,000             43,750           70,000



                              -33-
                400,000             50,000           80,000
                450,000             56,250           90,000
                500,000             62,500          100,000

          All of the above annual benefit amounts are subject to reductions for early retirement.

             Benefits under the SERP are calculated at 12.5 percent of average annual compensation when a participant attains ten years of credited service increasing to a maximum of 20 percent of average annual compensation at fifteen years of credited service. Average annual compensation for a participant is the average of the participant's annual salary and bonus (but excluding amounts earned under the Performance Award
Plan), for the highest five consecutive years before retirement. Average annual compensation for purposes of the SERP are substantially similar to the sum of the amounts shown under the captions "Salary" and "Bonus" in the Summary Compensation Table in this Proxy Statement. The years of credited service under this plan for the named executive officers are eleven years for Mr. Bennett, four years for Mr. Corlett, three years for Mr. Martin and three years for Mr. Vander Hyde.


                   ORGANIZATION/COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

          The Company's executive compensation program is administered by the Organization/Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee evaluates annual salaries and incentive compensation plans for the Company's executive officers. It also reviews awards under certain stock-based compensation plans as approved by the Stock Option Committee. The Compensation Committee submits its recommendations on such matters to the full Board of Directors (the "Board") for ratification. Directors who are also employees of the Company and who may participate in the plans administered by the Compensation Committee, other than participation under formula award provisions, may not serve on the Compensation Committee.

Compensation Policies For Executive Officers

          The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, align officers' pay with the Company's achievement of annual and long-term performance goals, reward outstanding performance, recognize individual accomplishment, and allow the Company to attract and retain quality executive officers. The Compensation Committee believes that a substantial portion of the annual compensation of each officer must relate to, and be contingent upon, the performance of the Company.





                              -34-
             The Compensation Committee's compensation policies are designed to enhance stockholder value by rewarding executive officers for profitable growth of the Company and increases in the value of its Common Stock. The Compensation Committee believes that outstanding performance, measured in terms of profit growth and total stockholder return, should generate significant rewards for senior executives and key employees.

          Executive officer compensation is comprised of a base salary, an annual performance bonus (the "Annual Bonus Plan") and a long-term performance incentive plan (the "Performance Award Plan"). Additionally, senior executives are granted incentive stock options by the Stock Option Committee to align their financial interests with those of the Company's stockholders. Executive officers are also eligible to participate in a noncontributory defined benefit pension plan which covers substantially all non-union employees, the Pension Restoration Plan, the Supplemental Executive Retirement Plan, the Employee Stock Purchase Plan, the Guardsman Products, Inc. Security Builder 401(k) Plan and the Company's various health and life insurance benefit plans.

             In 1993, the Company engaged The Wyatt Company, a nationally recognized compensation consulting firm, to review its compensation policies and make recommendations to the Compensation Committee concerning executive compensation policies and competitive compensation levels. The recommendations of The Wyatt Company have been and will continue to be considered in developing the Company's executive compensation program.

Base Salary

          The Company seeks to attract and retain executives by providing base salaries that are generally competitive. The Compensation Committee considers pay levels at similar companies to help establish guidelines. However, the Company's operating performance, measured by consolidated income before income taxes and income per common share, is considered the key factor in determining the base salaries of senior executives. Additionally, each individual's performance, skill and experience, accountability, tenure and current economic conditions affect what each individual earns as a base salary.

             During 1993, The Wyatt Company analyzed the compensation paid by companies that operate in similar businesses. Due to the growth in profits experienced by the Company in the past two years, the Company has been able to follow Wyatt's recommendations and adjust the base salaries of the executive officers to make those salaries more competitive.

          Incentive compensation based upon criteria designed to reward executives for performance that enhances stockholder value will continue to represent a substantial percentage of potential executive compensation.






                              -35-

          The Compensation Committee believes that base salaries should approximate the mid-point of the salary scale established by The Wyatt Company's study and it may recommend adjustments on a frequent basis to maintain the desired level of base salaries for the Company's executives.

Annual Bonus Plan

          The Annual Bonus Plan ("Bonus Plan") is a key component of officer compensation. Participation is limited to executive officers employed at the time the annual goals are established. Four executives participated in this plan in 1994. This plan is designed to motivate the executive officers to achieve performance improvements measured in terms of increases over the preceding year in consolidated income before income taxes and income per common share, as well as income before income taxes for the respective business units, as further described below. The Wyatt Company's compensation analysis described above indicated that the award opportunity under the Bonus Plan has been below competitive levels. However, when considered together with the cash award opportunity available under the Performance Award Plan described below, the total cash award opportunity for the Company's executive officers is closer to the market level.

             For the President and Chief Executive Officer (the "CEO") and the Vice President and Chief Financial Officer, the first part of the Bonus Plan, which is designed to provide approximately 60 percent to 80 percent of the entire amount earned thereunder, provides that each participant receive a percentage of current year income before income taxes to the extent it exceeds the level earned in the prior year. The second part of the Bonus Plan awards each participant a cash payment equal to a percentage of base salary determined by reference to a scale that provides for no payment until income per common share exceeds prior year results and then awards an increasing percentage of salary as current year results exceed the prior year to a greater degree. Each year, the Compensation Committee determines a maximum percentage of salary that may be earned on an annual basis. In 1994, this maximum was set at 60 percent for the CEO and 50 percent for the Vice President and Chief Financial Officer.

             In 1994, the vice presidents of the Company's two principal business units, as then defined, participated in the Bonus Plan. The Bonus Plan for these individuals reflected a monetary award under the first part of the plan, based on improvements in consolidated income before income taxes, an incentive under the second part of the plan to reward improvements over the prior year in income before income taxes for their respective business units, and a nominal additional third incentive to reward improvement in sales over a target level for their respective business units. The opportunity to earn awards under the first, second, and third parts of the Bonus Plan were designed to be approximately 40 percent, 50 percent and 10 percent, respectively, of total potential awards. In 1994, the maximum percentage of annual salary that could be earned under the Bonus Plan was 50 percent.



                              -36-

             As the Summary Compensation Table on page 28 indicates, partial awards were earned by the participating officers under the Bonus Plan for 1994, 1993 and 1992.

Performance Award Plan

          In 1980, the stockholders approved the establishment of the Company's Performance Award Plan. This long-term incentive plan is designed to combine the potential of a monetary award for performance over a three-year period, measured by income before income taxes, with an incentive stock option that should increase in value if the performance levels required to earn the monetary award are achieved. The monetary award is based upon a percentage of each participant's base salary for the immediately preceding year. In 1994, the monetary awards for executive officers ranged from 35 percent to 70 percent of base salary for the prior year. Options are granted at 100 percent of the market value of Common Stock and the number of shares covered by each option is approximately equivalent to the number of shares that could be purchased with proceeds equal to the full monetary award granted to each participant.

          The amount of the monetary award earned is based upon a comparison of average income before income taxes for the three-year period to a performance goal, or "Base," that is established by the Compensation Committee each year. The goals adopted in 1994 provide that the monetary award will begin to be earned on a pro-rata basis at the point that average income before income taxes for 1996, 1995 and 1994 exceeds 80 percent of the Base, increasing to 100 percent of the monetary award earned if average income before income taxes for the three-year period equals the Base and increasing to a maximum of 120 percent of the monetary award earned if average income before income taxes for the three-year period equals or exceeds 120 percent of the Base.

          The foundation of the Performance Award Plan is the performance goal that is set for the three-year period. Annually, the Compensation Committee determines the performance objectives for the three-year cycle that begins that year. The Performance Award Plan goal established in 1994 represents the Compensation Committee's target performance for average income before income taxes during the three-year period beginning in 1994 and ending in 1996. This target performance was based on an average of the Company's 1993 actual results and its strategic plan goals for 1996, 1995 and 1994.

             No awards were earned by the participating officers under the Performance Award Plan for 1994, 1993 and 1992.

Incentive Stock Options


             It has historically been the Stock Option Committee's belief that, absent unusual circumstances, stock options should be granted to executives annually and on a generally consistent basis in terms of the


                              -37-
number of shares subject to option. For this purpose, the Stock Option Committee has established ranges of grants in terms of numbers of shares that are based on and vary with levels of responsibility within the Company. The size of grants generally increase as the level of corporate responsibility increases. For the executive officers other than the CEO, the CEO generally recommends to the Committee the amount and terms of the grants. The Committee reviews the recommendations of the CEO, modifies the recommended grants if the Committee deems modifications appropriate, and approves the grants to the executives. The Committee alone determines the amount and other terms of grants to the CEO. These actions are then submitted to the Compensation Committee and the Board of Directors for review.

             The number of shares covered by each grant is designed to provide the executive officers a substantial incentive to operate the business from the perspective of an owner, thereby closely aligning their interests to those of the Company's stockholders. The Company currently has no target ownership level for Common Stock holdings by executive officers. The Stock Option Committee generally considers stock options as an incentive mechanism rather than compensation and does not take into account in its decisions the amount and value of options previously awarded to, or currently held by, the executive officer. The number of options granted to each officer is primarily based upon a subjective determination of the level necessary to provide the desired level of incentive. In February
1994, the Stock Option Committee awarded incentive stock options for an aggregate of 34,750 shares to four executive officers. The exercise price of these options was $13.875 per share, the fair market value of Common
Stock on the date of grant. As further discussed on page 39, at the time of the Company's acquisition of Moline Paint Manufacturing Co., in order to provide stronger incentives than provided by the original option pricing, these stock options were canceled on September 1, 1994. New options for one-half this amount (17,375 shares) were granted on both September 1, 1994, and February 17, 1995. The exercise price of these new options was $11.00 per share for the September 1, 1994, grant and $10.9375 per share for the February 17, 1995 grant, the fair market value of Common Stock on the respective dates of grant.

Chief Executive Officer Compensation

             The Compensation Committee considers current operating performance, measured by consolidated income before income taxes and income per common share, to be a key determinant in establishing the base salary of the CEO. The Compensation Committee also considers the individual's performance, skill and experience, accountability, length of service and current economic conditions. The Compensation Committee believes that incentive compensation, designed to reward performance, should represent a significant percentage of the CEO's potential compensation. At its November 1993 meeting, the Board approved the Compensation Committee's recommendation that the salary of the CEO be increased to $220,000 effective




                              -38-
January 1, 1994. In 1994, the CEO could earn up to 60 percent of his current salary under the terms of the Annual Bonus Plan and an additional 70 percent of his 1993 salary was made available as a potential cash award under the Performance Award Plan for the years 1996, 1995 and 1994. Each of these plans is discussed in greater detail above.

          The Annual Bonus Plan for 1994 rewarded the CEO for increases in the Company's income before income taxes and income per common share over 1993 levels. In 1994, the CEO earned $68,000 under the Annual Bonus Plan.

          Average income before income taxes for the years 1994, 1993 and 1992 did not amount to 80 percent of the performance goal established under the Performance Award Plan for its three-year performance cycle. As a result, the CEO did not earn a monetary award under the Performance Award Plan for the three-year period ended December 31, 1994.

             In February of 1994, the Stock Option Committee awarded the
CEO options to purchase 14,300 shares of the Company's Common Stock at an exercise price of $13.875 per share, the fair market value of Common Stock on the date of grant. The number of options granted to the CEO was based upon the Stock Option Committee's subjective determination of the level necessary to provide the desired level of incentive. As discussed below, the February 1994 grants to all officers and key employees were canceled and new options for one-half of the February 1994 amounts (7,150 shares for the CEO) were granted on September 1, 1994, at an exercise price of $11.00 per share, the current market price of Common Stock at the date of grant. An option for the same number of shares was granted to the CEO on February 17, 1995, at an exercise price of $10.9375 per share, the current market price of Common Stock at the date of grant.

          All recommendations of the Committee concerning compensation attributable to 1994 were approved and adopted by the Board of Directors without modification.

          Respectfully submitted,


          Winthrop C. Neilson, Chairman      Paul K. Gaston
          John Russell Fowler                K. Kevin Hepp


                        STOCK OPTION COMMITTEE REPORT ON
                  CANCELLATION AND NEW GRANTS OF STOCK OPTIONS

             On August 31, 1994, the Company purchased 100 percent of the stock of Moline Paint Manufacturing Co. ("Moline"). At that time, a number of key employees of Moline became eligible for grants of stock options.
In reviewing the stock options granted in February of 1994, in light of the options to be issued to employees of Moline, the Stock Option Committee noted that the new options were to be granted at an exercise price of $11.00 per



                              -39-
share, the current market price at the date of grant. The exercise price at the time of the annual stock option grants to officers and key employees in February of 1994 was $13.875 per share. Because this price substantially exceeded the current market price in August of 1994, the Committee believed that the price did not provide a realistic, significant incentive for the employees to participate in the growth in value of the Company and identify with the stockholders of the Company. On February 1, 1994, the Nonemployee Directors of the Company received an automatic grant of stock options at a price of $15.375 per share. The Committee believed that the exercise price of those options also failed to provide a significant incentive for directors to increase the value of the Company in light of its relation to the market value of the stock in August of 1994.

             Based on the foregoing, the Board of Directors ratified a proposal of the Committee to cancel all outstanding options granted to officers and key employees during February of 1994, with the consent of the optionees. In place of these options, the Committee granted to each officer and key employee who agreed to cancel his or her February of 1994 option: (1) an option granted on September 1, 1994, for one-half the number of shares subject to the option granted in February of 1994, at an exercise of $11.00 per share, the current market price at the date of grant; and (2) an option for one-half the number of shares subject to the option granted in February of 1994, on the date of the February of 1995 meeting of the Board of Directors, provided that the officer or key employee remains in the service of the Company at that time. Options for the second half of the shares were granted on February 17, 1995 at an exercise price of $10.9375 per share, the current market price at the date of grant. The Board of Directors further recommended to the Committee that in the future the options to be granted to officers and key employees should be made at the time of the meeting of the Board of Directors in February of each year as to half of the total annual option amount, and again on September 1 as to the other half of the annual option amount.

          The Committee acted due to the unusual circumstances that occurred in 1994, particularly highlighted by the need to grant options to the new Moline employees. This was the only time in the last decade in which options were similarly canceled and new options granted. The information concerning cancellation of the options held by executive officers during 1994 and issuance of new options in 1994 and 1995 is provided in the following table:

                           TEN-YEAR OPTION REPRICINGS
                                                                     Length of
                          Number of   Market                          Original
                          Securities  Price of   Exercise            Option Term
                          Underlying  Stock at   Price at             Remaining
                          Options     Time of    Time of              at Date of
                          Repriced    Repricing  Repricing    New     Repricing
                             or          or         or      Exercise       or
       Name         Date   Amended    Amendment  Amendment  Price(1)  Amendment
Charles E. Bennett  9/1/94  14,300     $11.00    $13.875    $11.00    9.44 years
Edward D. Corlett   9/1/94   6,890      11.00     13.875     11.00    9.44 years
Everette L. Martin  9/1/94   7,070      11.00     13.875     11.00    9.44 years
Keith C. Vander
  Hyde, Jr.         9/1/94   6,530      11.00     13.875     11.00    9.44 years

__________________________

(1) New options in the amount of 50 percent of options canceled were granted on September 1, 1994, and 50 percent of options canceled were granted on February 17, 1995. The February 17, 1995 options were granted at an exercise price of $10.9375 per share.

             In addition to the cancellation of stock options granted to officers and key employees, the Board of Directors approved the cancellation of the options granted to Nonemployee Directors in February of 1994, with the consent of those directors. Upon cancellation of the options for Nonemployee Directors, the 1991 Stock Option Plan was amended to provide that in the future options will be granted to Nonemployee Directors on March 1 and September 1 of each year. No discretionary options are available to Nonemployee Directors. In place of the option granted to each Nonemployee Director in February of 1994, which was an option for 4,337 shares at an exercise price of $15.375 per share, the current market price of Common Stock at the date of grant, an option was granted on September 1, 1994, for 2,500 shares at an exercise price of $11.00 per share, the current market price of Common Stock at the date of grant. The number of shares to be subject to options on each succeeding option date during the term of the 1991 Stock Option Plan will be 105 percent of the number of shares granted on the previous grant date.
The exercise price will be 100 percent of the market value of Common Stock as of the date of grant. Any new Nonemployee Director elected or appointed other than on a grant date will receive, as of the date of his or her election or appointment, an option for the number of shares granted to a Nonemployee Director as of the previous grant date. The option price for options granted to any such new Nonemployee Director will be the higher of the market value as of the date of his or her election or appointment or the market value as of the prior grant date.

          Respectfully submitted,



          John Russell Fowler               Winthrop C. Neilson
          K. Kevin Hepp

                            STOCK PERFORMANCE GRAPHS

             Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock based on the market price of Common Stock assuming $100 invested on December 31, 1989 and assuming reinvestment of dividends, against the Standard & Poor's 500 Stock Index and the Standard & Poor's Chemicals Index for the five-year period from December 31, 1989 to December 31, 1994.





                              [Performance Graph]





          The dollar values for total stockholder return plotted in the graph above are shown in the table below:

                       1989    1990    1991    1992   1993    1994
GUARDSMAN PRODUCTS     $100     $61     $69     $87   $120     $ 95
S&P 500                 100      97     126     136    150      152
S&P CHEMICALS           100      85     111     121    136      157























                              -43-
             Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the same method as the previous graph except assuming $100 invested on December 31, 1984, against the Standard & Poor's 500 Stock Index for the ten-year period from December 31, 1984 to December 31, 1994. This graph is included only to provide additional information regarding the Company's total stockholder return relative to a broad market index over a longer period of time and has not been considered in the determination of compensation levels for the executive officers.


                               [Performance Graph]


             The dollar values for total stockholder return plotted in the graph above are shown in the table below:

             1984  1985  1986  1987  1988  1989  1990  1991  1992  1993  1994
GUARDSMAN
  PRODUCTS    $100  $132  $141  $160  $240  $323  $196  $222  $280  $388  $307
S&P 500        100   132   156   164   191   252   244   319   343   378   407




                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

             The Organization/Compensation Committee is charged with the duty of reviewing the organizational structure and personnel policies, plans and programs of the Company, including administration of the Company's executive compensation program. The Organization/Compensation Committee is composed of Winthrop C. Neilson, John Russell Fowler, Paul K. Gaston and
K. Kevin Hepp. Mr. Gaston, Chairman of the Board of the Company, has entered into a three-year Consulting Agreement with the Company, effective January 1, 1994, under which he received $90,000 in 1994, and deferred receipt of an additional $80,000 for services rendered in 1994. The Company intends to extend the Consulting Agreement for an additional two years. In 1994, Mr. Gaston was also reimbursed $2,260 for the cost of leasing an automobile for two months.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10 percent of the Company's Common Stock, to file reports of ownership



                              -44-
and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Directors, officers and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

             Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no other filings were required for those persons, the Company believes that, except as described below, all filing requirements applicable to its directors, officers and greater than 10 percent beneficial owners were satisfied in 1994.


                              INDEMNITY AGREEMENTS

          The Company has entered into Indemnity Agreements with Charles E. Bennett, Edward D. Corlett, Everette L. Martin and Keith C. Vander Hyde, Jr., and with each director of the Company ("Executives"). A copy of the form of the Indemnity Agreement was included as an exhibit to the Company's Form 10-K Annual Report for the year ended December 31, 1986, filed with the Securities and Exchange Commission. The Indemnity Agreements indemnify each Executive against all expenses incurred in connection with any action or investigation involving the Executive by reason of his position with the Company (or with another entity at the Company's request). The Executives will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under applicable law or under the terms of any current or future liability insurance policy maintained by the Company that covers the Executives. An Executive involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the Executive meeting the standards of conduct set forth in the Indemnity Agreements. In the event of a potential change in control, the Company may fund a trust to satisfy its anticipated indemnification obligations.


                             SELECTION OF AUDITORS

          The Company selected Arthur Andersen LLP as its principal auditors for 1994 pursuant to the recommendation of the Audit Committee of its Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Consistent with its past practice, the Company's Board of Directors expects to finalize the selection of its principal auditors for its 1995 annual financial audit during August 1995.

             During 1993, the Company's management and the Audit Committee of the Board of Directors obtained competitive proposals for audit services from a number of prominent accounting firms, including the Company's former



                              -45-
principal accountants. On August 12, 1993, the Board of Directors approved the appointment of Arthur Andersen LLP as the Company's principal independent accountants for the fiscal year ended December 31, 1993, replacing Ernst & Young LLP, who previously served in this role. The decisions to invite proposals and to select the proposal of Arthur Andersen LLP were recommended by the Audit Committee.

             The report of Ernst & Young LLP on the corporation's financial statements for the fiscal year ended December 31, 1992 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company's financial statements for the 1992 fiscal year and in any subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the matter in their report.


                       NOMINATIONS OF DIRECTOR CANDIDATES

          The Nominating Committee of the Board of Directors will consider nominees recommended by stockholders. Nominations of candidates for election as directors of the Company at any meeting of stockholders called for election of directors (an "Election Meeting") may be made by any stockholder entitled to vote at the Election Meeting. Any stockholder who intends to make a nomination at an Election Meeting is required to deliver, not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the Company setting forth (i) the name, age, business address and residence address of each nominee proposed in the notice; (ii) the principal occupation or employment of each nominee; (iii) the number of shares of capital stock of the Company that are beneficially owned by each nominee; (iv) a statement that each nominee is willing to be nominated; and
(v) such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominees. If the chairman of the Election Meeting determines that a nomination was not made in accordance with these procedures, the nomination will be void.


                             STOCKHOLDER PROPOSALS

          Stockholder proposals intended to be presented at the 1996 annual meeting must be received by the Company for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by December 5, 1995. Stockholder proposals should be made in accordance with Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended, and should be addressed to Paul K. Gaston, Chairman of the Board, Guardsman Products, Inc., Post Office Box 1521, Grand Rapids, Michigan 49501.


                              -46-

                            SOLICITATION OF PROXIES

             The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, personally or by telephone or telegram, without additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries may communicate with and forward soliciting materials to the beneficial owners of shares held by them to obtain authorization for the execution of proxies. The Company has retained D. F. King & Co., Inc., of New York, New York, to assist in the solicitation of proxies. D. F. King & Co., Inc., is expected to solicit proxies personally and by mail, telephone and telegram. The Company will pay a fee to D. F. King & Co., Inc. for its services, which is expected to be approximately $6,000, in addition to expenses.


                                 OTHER MATTERS

          The Board of Directors is not aware of any other matters to be presented for stockholder action at the annual meeting other than those stated in the Notice of Annual Meeting of Stockholders. If other matters come before the meeting, or any adjournment of the meeting, the enclosed Proxy will be voted on those matters in accordance with the judgment of the person or persons voting the Proxy.

                                   By Order of the Board of Directors

                                   JEFFREY M. SUERTH
                                   Secretary
Grand Rapids, Michigan
April 3, 1995






















                              -47-

                                    APPENDIX

                            GUARDSMAN PRODUCTS, INC.

                         1995 LONG-TERM INCENTIVE PLAN


                                   SECTION 1

                     Establishment of Plan; Purpose of Plan

     1.1 Establishment of Plan. Guardsman hereby establishes the 1995 LONG-TERM INCENTIVE PLAN (the "Plan") for its corporate, divisional, and Subsidiary directors, advisory directors, officers, and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, and Tax Benefit Rights.

     1.2 Purpose of Plan. The purpose of the Plan is to provide directors, advisory directors, officers, and key management employees of Guardsman, its divisions, and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of Guardsman and its Subsidiaries, to join the interests of directors, officers, and key employees with the interests of Guardsman's stockholders through the opportunity for increased stock ownership, and to attract and retain directors and key employees of exceptional ability. The Plan is further intended to provide flexibility to Guardsman in structuring long-term incentive compensation to best promote the foregoing objectives.


                                   SECTION 2

                                  Definitions

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of Guardsman.

     2.3 "Change in Control" means (i) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (ii) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of the outstanding Common Stock or the combined voting power of Guardsman's outstanding securities entitled to vote generally in the election of directors; (iii) the approval by the stockholders of Guardsman of a reorganization, merger or consolidation, unless with or into a



          Permitted Successor; or (iv) the approval by the stockholders of Guardsman of a complete liquidation or dissolution of Guardsman or the sale or disposition of all or substantially all of the assets of Guardsman other than to a Permitted Successor.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Stock Option Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board, and all of its members shall be "disinterested persons" as defined in Rule 16b-3 under the Act.

     2.6 "Common Stock" means the Common Stock of Guardsman, par value $1 per share.

     2.7 "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by Guardsman's stockholders was approved by a vote of two-thirds (2/3) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     2.8 "Employee Benefit Plan" means any plan or program established by Guardsman or a Subsidiary for the compensation or benefit of employees of Guardsman or any of its Subsidiaries.

     2.9 "Excluded Holder" means (A) any Person who at the time this Plan was adopted was the beneficial owner of twenty percent (20%) or more of the outstanding Common Stock or (B) Guardsman, a Subsidiary or any Employee Benefit Plan of Guardsman or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

     2.10 "Guardsman" means Guardsman Products, Inc., a Delaware corporation, and any Permitted Successor.

     2.11 "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Award, or Tax Benefit Right to a Participant pursuant to the Plan.

     2.12 "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, or if



                              A-2
          the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.

     2.13 "Participant" means a corporate director or officer, advisory director, divisional officer, or other key employee of Guardsman, its divisions, or its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

     2.14 "Permitted Successor" means a corporation which, immediately following the consummation of a transaction specified in clauses
          (iii) and (iv) of the definition of "Change in Control" above, satisfies each of the following criteria: (A) sixty percent (60%) or more of the outstanding common stock of the corporation and the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Guardsman's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction, (B) no Person other than an Excluded Holder beneficially owns, directly or indirectly, twenty percent (20%) or more of the outstanding common stock of the corporation or the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the corporation, any Subsidiary of the corporation and any Employee Benefit Plan of the corporation or any such Subsidiary or any trust holding common stock or other securities of the corporation pursuant to the terms of any such Employee Benefit Plan), and (C) at least a majority of the board of directors is comprised of Continuing Directors.

     2.15 "Person" means any individual, entity or group (within the meaning of Section 13(d) and 14(d)(2) of the Act).

     2.16 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.17 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.





                              A-3
     2.18 "Retirement" means the voluntary termination of all employment and service as a director with Guardsman by a Participant after the Participant has attained 60 years of age, or age 55 with at least five years of service, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.19 "Stock Appreciation Right" means a right granted in connection with a Stock Option pursuant to Section 8 of the Plan.

     2.20 "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

     2.21 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option, and the option shall be interpreted in accordance with such intention as stated in the applicable Stock Option Agreement.

     2.22 "Subsidiary" means any corporation or other entity of which fifty percent (50%) or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by Guardsman or by one or more Subsidiaries of Guardsman.

     2.23 "Tax Benefit Right" means any right granted to a Participant pursuant to Section 9 of the Plan.


                                   SECTION 3

                                 Administration

     3.1 Power and Authority. The Committee shall have full power and authority to interpret the provisions of the Plan, and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations, and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.





                              A-4
     3.2 Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the employees and advisory directors who shall be selected as Participants; (b) the nature and extent of the Incentive Awards to be made to each employee and advisory director (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable, and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted to employees and advisory directors; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

     3.3 Amendments or Modifications of Awards. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award granted to a Participant in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; or (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards. Modification of options granted to nonemployee directors, other than advisory directors, may be made only as necessary or desirable to comply with securities or income tax law. No such amendment or modification shall become effective without consent of the Participant except to the extent that such amendment operates solely to the benefit of the Participant.

     3.4 Indemnification of Committee Members. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Guardsman from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

     3.5 Incentive Awards for Nonemployee Directors. Directors, other than advisory directors, who are not also employees shall receive nondiscretionary Stock Options awarded automatically under the terms of subsection 5.5, and shall not receive other Incentive Awards.









                              A-5

                                   SECTION 4

                           Shares Subject to the Plan

     4.1 Number of Shares. Subject to adjustment as provided in subsection 4.2 of the Plan, a maximum of 470,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

     4.2 Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in the corporate structure or shares of Guardsman, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Awards, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is cancelled, surrendered, modified, exchanged for a substitute Incentive Award, or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards.


                                   SECTION 5

                                 Stock Options

     5.1 Grant. A Participant may be granted one or more Stock Options under the Plan. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

     5.2 Stock Option Agreements. Stock Options shall be evidenced by Stock Option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Stock Options shall be subject to the terms and conditions set forth in this Section 5.

     5.3 Stock Option Price. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or higher than the par value of Guardsman's Common Stock; provided, however,



                              A-6
that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than one hundred percent (100%) of the Market Value on the date of grant.

     5.4 Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option, but such amendment shall not reduce the Stock Option price. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5  Stock Options Granted to Nonemployee Directors.

          (a) Automatic Grants. Options shall be granted to nonemployee directors on March 1 and September 1 of each year, and no discretionary options shall be granted to such directors under the Plan. The number of shares subject to options granted on September 1, 1995, shall be 2,755 shares. The number of shares to be subject to options granted on each succeeding option date during the term of the Plan thereafter shall be 105% of the previous period's grant, with the result rounded up or down to the nearest 5 share increment. This provision for automatic grants shall be effective when there are insufficient shares available for such automatic grants under prior Guardsman stock option plans. The provisions of this subsection 5.5 shall not apply to advisory directors who are eligible to receive discretionary Incentive Awards under the Plan.

          (b) Price and Terms. The price shall be 100% of the Market Value as of the date of the grant and may be paid in cash or shares of Common Stock. The term shall be ten years, except that the option shall cease and be of no effect if the director is terminated for cause.

          (c) New Directors. Any new nonemployee director elected or appointed other than on a grant date shall receive, as of the date of his or her election or appointment, an option for the number of shares granted to a nonemployee director as of the previous grant date. The option price for such new Director shall be the higher of the market value as of the date of grant or the market value as of the prior grant date.

     5.6 Limits on Exercisability. Stock Options shall be exercisable for such periods as may be fixed by the Committee, not to exceed 10 years from



                              A-7
the date of grant. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to Guardsman that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with Guardsman and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions. No Stock Option issued to directors and employees subject to Section 16 of the Act shall be exercisable during the first six months of its term.

     5.7  Restrictions on Transferability.

          (a) General. Unless the Committee otherwise consents or unless the Stock Option agreement or grant provide otherwise:
     (i) no Stock Options granted under the Plan may be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and (ii) all Stock Options granted to a Participant shall be exercisable during the Participant's lifetime only by such Participant, his guardian, or legal representative.

          (b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.8  Termination of Employment or Directorship.

          (a) General. If an employee Participant ceases to be employed by or a director of Guardsman or one of its Subsidiaries for any reason other than the Participant's death, disability, Retirement, or termination for cause, the Participant may exercise his Stock Options only for a period of three months after such termination of employment status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination, unless the Committee otherwise consents or the terms of the Stock Option agreement or grant provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment status: (i) a transfer of an employee from Guardsman to any Subsidiary; (ii) a leave of absence, duly authorized in writing by Guardsman, for military service or for any other purpose approved by Guardsman if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by Guardsman, provided that the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as a director or officer.

          (b) Death. If a Participant dies either while an employee of Guardsman or one of its Subsidiaries or after the termination


                              A-8
     of employment other than for cause but during the time when the Participant could have exercised a Stock Option under the Plan, the Stock Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death or termination of employment, whichever first occurred, unless the Committee otherwise consents or the terms of the Stock Option agreement or grant provide otherwise.

          (c) Disability. If a Participant ceases to be an employee of Guardsman or one of its Subsidiaries due to the Participant's disability, the Participant may exercise a Stock Option for a period of one year following such termination of employment, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of such event, unless the Committee otherwise consents or the terms of the Stock Option agreement or grant provide otherwise.

          (d) Participant Retirement. If a Participant Retires as an employee of Guardsman or one of its Subsidiaries, any Stock
     Option granted under the Plan may be exercised during the remaining term of the Stock Option, unless the terms of the Stock Option agreement or grant provide otherwise.

          (e) Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Option previously granted.

          (f) Directors. A Participant who is or becomes a nonemployee director shall continue to be able to exercise his or her options throughout their term unless the Participant's directorship is terminated for cause, or the option agreement provides otherwise. In the event of the Director's death or disability, his or her options shall be exercisable throughout their term by the legal representative or successor in interest to the options held by the Director.


                                   SECTION 6

                                Restricted Stock

     6.1 Grant. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to




                              A-9
the vesting of Restricted Stock as it deems appropriate. No more than one-half of the total shares available for Incentive Awards under the Plan shall be awarded in the form of Restricted Stock. Forfeited Restricted Stock shall again become available for awards of Restricted Stock.

     6.2 Restricted Stock Agreements. Awards of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless a Restricted Stock agreement provides otherwise, Restricted Stock Awards shall be subject to the terms and conditions set forth in this Section 6.

     6.3  Termination of Employment or Officer Status.

          (a) General. In the event of termination of employment during the Restricted Period for any reason other than death, disability, Retirement, or termination for cause, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to Guardsman; provided, however, that in the event of a voluntary or involuntary termination of the employment of a Participant by Guardsman, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares of Restricted Stock and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of an employee from Guardsman to any Subsidiary; (ii) a leave of absence, duly authorized in writing by Guardsman, for military service or for any other purpose approved by Guardsman if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by Guardsman, provided that the employee's right to reemployment is guaranteed either by statute or contract; and (iv) a termination of employment with continued service as a director or officer.

          (b) Death, Retirement, or Disability. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates his or her employment with Guardsman because of death, disability, or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the maximum number of full months of the Restricted Period. All remaining shares shall be forfeited and returned to Guardsman; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on



                              A-10
     any or all such remaining shares of Restricted Stock either before or after the death, disability, or Retirement of the Participant.

          (c) Termination for Cause. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise or receive any Restricted Stock, and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to Guardsman.

     6.4  Restrictions on Transferability.

          (a) General. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his or her guardian, or legal representative.

          (b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     6.5 Legending of Restricted Stock. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          The shares represented by this certificate were issued subject to certain restrictions under the Guardsman Products, Inc. 1995 LONG-TERM INCENTIVE PLAN (the "Plan"). A copy of the Plan is on file in the office of the Secretary of Guardsman.
     This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events.

     6.6 Representations and Warranties. A Participant who is awarded Restricted Stock shall represent and warrant that the Participant is acquiring the Restricted Stock for the Participant's own account and investment and without any intention to resell or redistribute the Restricted Stock. The Participant shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such



                              A-11
conditions as Guardsman may reasonably specify to ensure compliance with federal and state securities laws.

     6.7 Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation, and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, however, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to subsections 6.1 and 6.4 of the Plan. Unless the Committee otherwise determines or unless the terms of the Restricted Stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.


                                   SECTION 7

                                  Stock Awards

     7.1  Grant.    A Participant may be granted one or more Stock Awards
under the Plan in lieu of, or as payment for, the rights of a Participant under any other compensation plan, policy, or program of Guardsman or its Subsidiaries. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     7.2 Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation, and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Awards; provided, however, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it deems appropriate.


                                   SECTION 8

                           Stock Appreciation Rights

     8.1 Grant. The Committee may grant Stock Appreciation Rights to individuals granted related options under the Plan.

     8.2 Restrictions. A Stock Appreciation Right may be granted simultaneously with or subsequent to the option to which the right is related, but each Stock Appreciation Right must relate to a particular option. In exchange for the surrender in whole or in part of the right to exercise the related option to purchase shares of Common Stock, the exercise of a Stock Appreciation Right shall entitle a Plan participant to an amount equal to the appreciation in value of the shares covered by the



                              A-12
related option surrendered. Such appreciation in value shall be equal to the excess of the market value of such shares at the time of the exercise of the Stock Appreciation Right over the option price of such shares. Stock Appreciation Rights may be exercised only when the related option could be exercised and only when the market price of the stock subject to the option exceeds the exercise price of the option. Neither a Stock Appreciation Right nor any related stock option issued to officers and directors subject to Section 16 of the Securities and Exchange Act of 1934 shall be exercisable during the first six months of the terms of the respective right or option.

     8.3 Payment. Upon the exercise of a Stock Appreciation Right, payment by Guardsman may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock. The Committee shall have sole discretion to determine the form of payment made upon the exercise of a Stock Appreciation Right. If payment is made in shares of Common Stock, such shares shall be valued at their market value as of the date of surrender of the right to exercise the option. When an appreciation right is exercised pursuant to an option, the shares subject to the underlying option shall no longer be available for grant of Incentive Awards under the Plan.


                                   SECTION 9

                               Tax Benefit Rights

     9.1 Grant. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Stock Options and provide certain tax benefits to Guardsman. A Tax Benefit Right entitles a Participant to receive from Guardsman or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a nonqualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the Stock Option or the disqualifying disposition.

     9.2 Restrictions. A Tax Benefit Right may be granted under the Plan only with respect to a stock option issued and outstanding or to be issued under the Plan or any other plan of Guardsman or its Subsidiaries that has been approved by the stockholders as of the date of the Plan and may be granted concurrently with or after the grant of the stock option. Such rights with respect to outstanding stock options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price, or otherwise impair the Participant's existing stock options. A stock option to which a Tax Benefit Right has been attached shall not be exercisable by a director or officer subject to Section 16 of the Act for a period of six months from the date of the grant of the Tax Benefit Right.


                              A-13

     9.3 Terms and Conditions. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to stock options under the Plan or any other plan of Guardsman. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the stock option price, unless otherwise provided by the Committee.


                                   SECTION 10

                               Change in Control

     10.1 Acceleration of Vesting. If a Change in Control of Guardsman shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of Guardsman or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and nonforfeitable.

     10.2 Cash Payment for Stock Options.    If a Change in Control of
Guardsman shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of Guardsman, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on the New York Stock Exchange on the date immediately prior to the effective date of such Change in Control of Guardsman or (b) the highest price per share actually paid in connection with any Change in Control of Guardsman over the exercise price per share of such Stock Options.


                                   SECTION 11

                               General Provisions

     11.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan, and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.


                              A-14

     11.2 Withholding. Guardsman or a Subsidiary shall be entitled to (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from Guardsman or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise, or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to Guardsman before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to Guardsman of previously owned Common Stock. Guardsman may establish such rules and procedures concerning timing of any withholding election as it deems appropriate to comply with Rule 16b-3 under the Act.

     11.3 Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules, and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11.4 Limit on Plan Awards. No Participant shall be eligible to receive Incentive Awards under the Plan which in the aggregate constitute more than 25% of the total Incentive Awards granted under the Plan.

     11.5 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent Guardsman or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     11.6 No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of Guardsman or any Subsidiary. Guardsman or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.



                              A-15

     11.7 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     11.8 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.9 Advisory Director. References to employment, as the context requires, shall be deemed to include service to Guardsman as an advisiory director.


                                   SECTION 12

                           Termination and Amendment

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of Guardsman, provided that without stockholder approval no such amendment may: (a) materially increase either the benefits to Participants under the Plan or the number of shares that may be issued under the Plan;
(b) materially modify the eligibility requirements; (c) modify the formula grant provisions of subsection 5.5 with respect to nonemployee directors more than once in any six month period, or (d) impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment, or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.


                                   SECTION 13

                    Effective Date and Duration of the Plan

          This Plan shall take effect upon approval by the stockholders at the 1995 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders. Unless earlier terminated by the Board of Directors, the Plan shall terminate on May 10, 2005. No Incentive Award shall be granted under the Plan after such date.







                              A-16
                                              [Company logo]

                                               April 3,1995





                                        Notice of

                                        Annual Meeting

                                        and

                                        Proxy Statement






                                        Annual Meeting of

                                        Stockholders

                                        May 11, 1995







                                        GUARDSMAN PRODUCTS, INC.

                                        GRAND RAPIDS, MICHIGAN


















GUARDSMAN PRODUCTS, INC.                                                   Proxy

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints CHARLES E. BENNETT and PAUL K. GASTON Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of Guardsman Products, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 11, 1995, and at any adjournment thereof.

1.   ELECTION OF    FOR ALL nominees listed below  WITHHOLD AUTHORITY
     DIRECTORS      (except as marked to the       to vote for all nominees
                    contrary below) ___            listed below ___

   K. Kevin Hepp    George R. Kempton    James L. Sadler   Robert W. Schult

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

___________________________________________________________________________

2. Proposal to approve the amendment to the Company's Certificate of Incorporation to increase in the number of shares of authorized Common Stock to 30,000,000 shares.

           ____ FOR        ____ AGAINST         ____ ABSTAIN

3.    Proposal to approve the 1995 Long-Term Incentive Plan.

           ____ FOR        ____ AGAINST         ____ ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon all other matters that may be presented at the meeting.


        The Board of Directors Recommends a Vote "For" Items 1, 2 and 3.
                 (To be dated and signed on the reverse side.)
















The shares represented by this Proxy will be voted as specified. If no specification is made, the shares will be voted for election of the board of nominees as directors, for approval of each of the proposals listed, and in accordance with the judgment of the Proxies with respect to any other matter which may come before the meeting.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE


                           Dated:        ____________________, 1995


                           ____________________________________
                           Signature


                           ____________________________________
                           Signature, if held jointly



   NOTE: Signatures should be identical with the name typed on the Proxy. Joint owners should each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.